                                  EXHIBIT 10.7

                           SOFTWARE LICENSE AGREEMENT
                                    TOURSCAPE

         This License Agreement ("the Agreement") is entered into by and between SABRE Decision Technologies, a division of The SABRE Group, Inc., ("SDT") and SunStyle International Holidays ("Customer").

                                    RECITALS

         A. Customer desires to obtain a reservation scheduling system owned by SDT known as TOURSCAPE (the "Software") via a limited executable code license.

         B. Customer desires to obtain from SDT services in connection with the Software.

         C. SDT desires to provide the Software and services pursuant to the terms and conditions stated in this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

                                   ARTICLE I
                                SOFTWARE LICENSE

     1.1. GRANT. Effective upon final execution of this Agreement, and provided that Customer remains in compliance with its obligations herein, SDT grants to Customer, a non-exclusive and non-transferable limited right and license to use the Software executable code as well as the accompanying User Manual ("Documentation") solely in strict accordance with the terms of this Agreement. The rights hereby granted are limited to Customer's use of the Software and Documentation in the internal operations of Customer and for no other use. It is understood that the license granted to Customer shall include only the Software executable code.

     1.2. SOFTWARE COPIES. Customer may make copies of the Software solely for use on its computers in connection with its internal operations and for back-up purposes. Customer shall reproduce and include on each copy and on each partial copy of the Software any copyright notice and proprietary rights legend contained on or in the Software, as such notice and legend appear on or in the original.

     1.3. MODIFICATIONS. Customer shall not modify, reverse engineer, disassemble, compile, reverse compile, or decompile the Software.

     1.4. SITE. SDT shall deliver the Software for installation in St. Petersburg, Florida (the "Site"). Customer will perform all preparatory work and install the Software at the Site. Any re-exporting or re-use of the Software by Customer outside of the United States of America shall be done strictly pursuant to the U.S. Department of Commerce Regulations and with SDT's prior written consent.

     1.5. NO ASSIGNMENT. Customer shall not transfer, assign, or sublicense the license of the Software or any component thereof to any other person or entity, whether by operation of law or otherwise, without the prior written consent of SDT.

     1.6. TERM. The Software license granted to Customer hereunder for the Software shall commence upon final execution of this Agreement and shall continue thereafter for 99 years unless terminated as provided in this Agreement.

                                   ARTICLE II
                                 IMPLEMENTATION

     2.1. DEVELOPMENT AND DELIVERY. SDT has previously Delivered the Software to the Site ("Delivery"). Customer agrees the Software has been installed on Customer's system and contains the functionality described in Exhibit A.

     2.2. PROJECT MANAGEMENT. SDT shall be responsible for allocation of its personnel and other resources in connection with the project. Customer will provide, at its own expense, all hardware, database and systems software required for operation, modification and maintenance of the Software, as well as telecommunications access to Customer's TOURSCAPE operational systems, Software Deliverable and communications environment. Customer represents that the Site shall be prepared according to SDT's and manufacturer's specifications. Customer shall provide SDT, upon request, all necessary data, resources, personnel and facilities to support SDT's services provided hereunder. Any delay in the provision of such support which increases costs or efforts of SDT hereunder, shall result in commensurably increased charges to Customer.

                                  ARTICLE III
                             MAINTENANCE AND SUPPORT

     3.1. MAINTENANCE SERVICES. In consideration for payment of fees identified in Article 4.4, SDT shall perform maintenance services ("Maintenance Services") on the Software and as updated with improvements or modifications furnished to Customer under this Agreement pursuant to the terms and conditions contained herein. Commencing upon execution of this Agreement, SDT shall provide Software Maintenance Services as follows:

                (a) CORRECTION OR REPLACEMENT. SDT shall provide the services necessary to remedy any programming error which is attributed to SDT and which affects the productive use of the Software. Such correction, replacement or services shall be accomplished after Customer has identified and notified SDT of any such error in accordance with SDT's reporting procedures. Labor hours may also be applied to, among other things:

                (i) General consulting and technical services.

                (ii) Additional training.

                (iii) Development of Enhancements.

                (b) SDT COORDINATOR. Customer shall have telephone access to an
            SDT project manager ("SDT Coordinator") located at SDT offices in Dallas/Fort Worth during SDT's normal business hours, Dallas/Fort Worth local time. The SDT Coordinator will be responsible for facilitating Customer's support for Software problem resolution, including difficulties with Software functionality, as well as general consulting and technical services. The SDT Coordinator will be responsible for logging and tracking problems after they have been reported by Customer, contacting the Customer Technical Coordinator (as defined below) to confirm receipt of the problem report and jointly determining with the SDT Coordinator the priority level of the problem. Priority levels will be determined as follows:

                (i) Level 1 problems. These are problems with Software
            functionality which are significant in terms of potential impact on Customer's operations. Customer will be advised at least every twenty-four (24) hours by the SDT Coordinator as to the status of efforts to resolve the Level 1 problem. One or more members of SDT senior management will be informed on a weekly basis of all Level 1 problems.

                (ii) Level 2 problems. These are Software problems, which are not significant to the productive use of the Software. These problems will be addressed in a reasonable time after any Level 1 problem has been resolved.

                (iii) Level 3 problems. These are low priority problems that shall be addressed in the next scheduled Software update.

SDT Coordinator will provide Customer a monthly report showing a summary of all problems reported during the previous month, and a status of all outstanding problem logs.

                (c) UPDATES AND ENHANCEMENTS. SDT will provide, during the term of Maintenance Services, at least one Software Update per annum, "AS IS" WITH NO WARRANTIES, EXPRESS OR IMPLIED, INCLUDING IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. Customer shall have the right to obtain access to Software Enhancements developed by SDT for third parties at the prevailing rates on an "AS IS" basis WITH NO WARRANTIES, EXPRESS OR IMPLIED, INCLUDING IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. SDT shall be available to provide consulting, professional and technical services in connection with the integration of Enhancements and Updates on a time and material basis (at SDT Standard Rates plus Travel Expenses) or for a fixed fee as negotiated between the parties in a separate agreement. For the purposes of this Article 3.01, (a) "Updates" shall mean Software versions produced to correct errors or "bugs", to accommodate upgraded versions of operating environments, or to include minor modifications or improvements made to the Software which SDT makes generally available to other licensees of the Software, and (b) "Enhancements" shall mean Software versions produced which add new functionality to existing Software.

                (d) REMEDIES. In the event that SDT notifies Customer that it is unable to remedy the error or defect, Customer shall have the right, as its sole and exclusive remedy, to terminate the Maintenance Services, and Customer agrees to pay for all Maintenance Fees up to and including the date of such termination. Neither party shall have any other obligations or liability to the other in connection with the Maintenance Services.

                (e) INCLUSION. Updates, Enhancements, and modifications obtained from SDT by Customer herein shall be governed by the terms of this Agreement and shall be included within the term "Software" for all purposes.

     3.2. MODIFICATIONS BY CUSTOMER. Customer shall inform SDT in writing of any modifications made by Customer to the hardware or operating software configuration.

     3.3. RESPONSIBILITIES OF CUSTOMER. Customer agrees to:

                (a) During normal business hours provide on-site, a technical coordinator trained in Software administration, operations and preventative maintenance procedures (the "Technical Coordinator").

                (b) Promptly communicate to SDT all Software malfunctions and errors by telephoning or by telecopying a Problem Report from Customer's Technical Coordinator. Prior to the communication, the Technical Coordinator shall coordinate with the Software user, hardware and operating system vendors, and the qualified LAN administrator to confirm the problem as originating from the Software.

                (c) Operate the Software in environments as mutually agreed upon.

                (d) Promptly install solutions sent by SDT to remedy malfunctions.

                (e) Promptly install, or assist in installing, such Updates as SDT may release during the term of this Agreement, as directed by SDT.

                (f) Provide a telephone near the equipment to be used by Customer while a joint effort is being made to diagnose and remedy problems via telephone communication.

                (g) Allow SDT full and free access to the Software for on-site maintenance and repairs.

                (h) Advise SDT of any change of location of the Software as permitted under this Agreement.

                (i) Be responsible for maintaining a procedure for reconstruction of lost or altered files, data, or programs, and for actually reconstructing any lost or altered files, data or programs.

                (j) Provide SDT with sufficient support and test time on Customer's computer system to duplicate the problem, certify that the problem is with the Software, and certify that the problem has been corrected.

                (k) Comply with any other reasonable request of SDT in connection with the performance of services hereunder.

     3.4. MODIFICATIONS. SDT may, at its discretion, with no additional charge to Customer, make modifications to the Software. Such modifications shall not jeopardize the functionality of the Software or coverage of the Software under this Article III.

     3.5. TERM. The term of the provision of Maintenance Services shall commence upon the execution of this Agreement and shall continue for three years ("Initial Term"), after which it shall be extended for additional one year terms unless either party gives the other written notice of termination of Maintenance Services no less than sixty (60) days prior to the commencement of any such one
(1) year term.

                                   ARTICLE IV
                                FEES AND CHARGES

     4.1. LICENSE FEES. Customer shall pay to SDT the sum of Twenty Thousand Dollars (US$20,000.00) for the executable code Software license. Customer may choose one of the following options for payment of license fees for up to ten users of the Software:

                (a) 80% upon execution of this Agreement and 20% upon the 90th day after execution of this Agreement, or

                (b) US$969.73 per month for a period of twenty-four (24) months, which includes a 15% interest rate, commencing upon execution of this Agreement.

     4.2. TRAVEL EXPENSES. Customer agrees to pay the sum of US$119.00 per person per day to cover meals, lodging and incidental expenses for each SDT employee assigned to work on the Project in St. Petersburg, Florida ("Per Diem"). The Per Diem charge will be adjusted from time to time in accordance with the rates published by the U.S. government for federal employees traveling on government business in the city where the work is performed ("CONUS"). Local transportation will be in addition to the above cost. With respect to air transportation Customer shall reimburse SDT for actual costs incurred by SDT in connection with this Agreement. Customer shall pay the expenses identified in this Article 4.2 ("Travel Expenses") within thirty
(30) days after receipt of an invoice from SDT.

     4.3. CONSULTING/TECHNICAL/PROFESSIONAL PROJECT MANAGEMENT SERVICES. SDT has provided previous training to Customer and Customer agrees to pay SDT the sum of US$295.12 per month for a period of twenty-four (24) months, which includes a 15% interest rate, commencing upon execution of this Agreement. Upon request of Customer, SDT shall provide additional Consulting/Technical/Professional Services and training in connection with the Software at the Standard Rates identified in Exhibit B plus Travel Expenses. Such fees shall be paid within thirty (30) days of receipt of SDT's invoice.

     4.4. MAINTENANCE FEE. Customer shall pay SDT US$125.00 per hour per SDT Representative for all Maintenance Services rendered. Customer agrees to pay all Travel Expenses incurred in connection with Maintenance Services. The Maintenance Fees shall be paid within thirty (30) days after receipt of an invoice from SDT. During the Initial Term of Maintenance Services, such rates are subject to adjustment from time to time by no more than 10% per annum. Thereafter Maintenance Fees shall be subject to negotiation.

     4.5. TAXES. Customer shall reimburse SDT as additional fees for (i) all taxes, duties and like charges, including any interest and penalties assessed by the taxing authorities, imposed on SDT arising from this Agreement, excluding U.S. income taxes and, (ii) any additional taxes, including taxes imposed on SDT as a result of any reimbursement of taxes under clause (i) or (ii) of this
Article 4.5.

     4.6. INCIDENTAL EXPENSES. Customer agrees to pay the actual costs incurred by SDT for any incidental expenses incurred for consulting, professional and technical services rendered to Customer. All such expenses shall be incurred upon the mutual agreement of the parties.

     4.7. INTEREST. Interest on late payments shall accrue at the rate of 15% per annum or the highest rate permitted by Texas law, whichever is less, from the date such amount is due until finally paid.

                                   ARTICLE V
                                MARKETING RIGHTS

     5.1. OWNERSHIP. SDT shall retain ownership rights in the Software, including any derivative, modification, adaptation, or enhancement to the Software. All right to patents, copyrights, trade secrets and other proprietary rights associated with the Software, and any derivative, enhancement, adaptation, or modification thereto shall be the exclusive property of SDT.

     5.2. MARKETING RIGHTS. SDT shall have the exclusive right to market, sell, distribute and license all or any portion of the Software (including any derivative, enhancement, adaptation, or modification thereto or any variant thereof) to third parties.

     5.3. DEMONSTRATION. Upon prior consent of Customer, SDT may demonstrate the Software at any Customer site at a mutually agreeable time to any SDT client or prospective client. The parties shall take all reasonable measures to protect the confidentiality of Customer data during such demonstration.

     5.4. PROMOTIONS. SDT may disclose to prospective or existing clients that Customer has licensed the Software from SDT. Promptly after execution of this Agreement, the parties may issue a mutually acceptable press release related to this Agreement.

     5.5. OTHER PRODUCTS. Nothing herein shall prohibit, or in any way limit, SDT's rights to use, develop or market existing or subsequently developed or modified software, technology or concepts, or to use its expertise, skills or knowledge acquired in the performance of services rendered under this Agreement in any current or subsequent endeavors. Customer shall have no right or interest in such endeavors.

                                   ARTICLE VI
                                 CONFIDENTIALITY

     6.1. CONFIDENTIALITY.

                (a) Customer shall maintain the confidentiality of the Software and the Documentation, using the highest degree of care. Except as specifically permitted in this Agreement, Customer shall not use, sell, transfer, publish, disclose, display, or otherwise make available to others the Software, Documentation, or any derivative, enhancement or modification thereto, or any information, material, idea, concept, method or technique relating to or embodied in the Software, Documentation or any derivative, enhancement or modification thereto ("SDT Confidential Information") at any time before or after the termination of this Agreement. Customer shall limit access to the Software and Documentation to employees with a need to know.

                (b) Except in connection with a mutually agreeable demonstration as identified in Article 5.3, SDT shall maintain all confidential and proprietary data relating to Customer's reservation scheduling system ("Customer Confidential Information") obtained through the provision of services under this Agreement.

                (c) Notwithstanding the foregoing, either party may release the Confidential Information of the other, upon prior notification to the other that is subject to subpoena, court order, or other governmental order or regulation.

     6.2. ASSISTANCE. Each party shall use its best efforts in assisting the other in identifying and preventing any unauthorized use or disclosure of SDT Confidential Information or Customer Confidential Information, as applicable.

                                  ARTICLE VII
                             DEFAULT AND TERMINATION

     7.1. PAYMENT. In the event Customer fails to pay any amount due hereunder, and such failure continues for a period of thirty (30) days after notice from SDT, SDT may terminate this Agreement immediately upon notice.

     7.2. OTHER BREACHES. In the event that either party breaches any other material term or condition of this Agreement, and such breach continues for a period of sixty (60) days after notice from the other party, the other party may terminate this Agreement immediately upon notice.

     7.3. PAYMENTS DUE SDT. All amounts due and owing to SDT up to the date of termination shall be tendered immediately to SDT upon termination.

     7.4. RETURN OF SOFTWARE. In the event of termination for any reason, any license granted hereunder shall immediately cease and Customer shall return to SDT the Software, Documentation and all copies thereof at its cost.

                                  ARTICLE VIII
                            LIMITATION OF WARRANTIES

     8.1. The parties understand that, considering the current state of the art, it is not possible to exclude technical software problems, to manufacture faultless software and to cure all defects. SDT does not warrant the absence of any defects, operation without any interruption or the possibility of combining the Software with other programs. No specific characteristics or functions are to be provided except as set forth in the system description outlined in Exhibit A.

     8.2. THE SOFTWARE AND ALL SERVICES HEREUNDER ARE PROVIDED "AS IS" WITH ALL ITS FAULTS AND WITHOUT ANY WARRANTY, CONDITION OR REPRESENTATION WHATSOEVER. SDT DISCLAIMS ALL WARRANTIES, CONDITIONS OR REPRESENTATIONS OF THE SOFTWARE AND SERVICES PROVIDED BY SDT HEREUNDER, WHETHER EXPRESS OR IMPLIED, INCLUDING ANY WARRANTIES, CONDITIONS OR REPRESENTATIONS OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE SOFTWARE AND SERVICES OR THOSE IMPLIED WARRANTIES, CONDITIONS OR REPRESENTATIONS ARISING OUT OF COURSE OF PERFORMANCE, COURSE OF DEALING, USAGE OR TRADE OR ANY OTHER WARRANTY, CONDITION OR REPRESENTATION. NO REPRESENTATION OR OTHER AFFIRMATION OF FACT, INCLUDING, WITHOUT LIMITATION, STATEMENTS REGARDING CAPACITY, SUITABILITY FOR USE, OR PERFORMANCE OF THE SOFTWARE OR SERVICES SHALL BE DEEMED A WARRANTY, CONDITION OR REPRESENTATION FOR ANY PURPOSE OR GIVE RISE TO ANY LIABILITY OF SDT WHATSOEVER.

                                   ARTICLE IX
                            LIMITATION OF LIABILITY

     (A) CUSTOMER WAIVES ALL LIABILITY OF SDT FROM NEGLIGENCE, WHETHER CONTRIBUTORY, SOLE OR JOINT, EXCEPT LIABILITY FOR PERSONAL INJURY AND TANGIBLE PERSONAL PROPERTY DAMAGE.

     (B) UNDER NO CIRCUMSTANCES SHALL SDT BE LIABLE TO CUSTOMER FOR INDIRECT, SPECIAL, OR CONSEQUENTIAL DAMAGES, INCLUDING, WITHOUT LIMITATION, LOST DATA, PROFITS OR REVENUES.

     (C) THE MAXIMUM LIABILITY OF SDT SHALL NOT IN ANY CASE EXCEED THE AMOUNT ACTUALLY PAID TO SDT HEREUNDER FOR THE PRODUCT OR SERVICE WHICH FORMS THE BASIS OF THE CLAIM.

                                   ARTICLE X
                      DISPUTE RESOLUTION AND GOVERNING LAW

     10.1. All disputes between the parties in connection with this Agreement shall first be discussed in good faith between the parties to try to find an amicable solution. Any disputes not so resolved shall be resolved by arbitration pursuant to the terms below.

     10.2. If no further agreement has been reached after such good faith discussions, then either party, upon thirty (30) days notice to the other party identifying with particularity those areas in dispute, may submit such dispute to arbitration. Any such arbitration shall be held at Dallas, Texas under the Rules of Commercial Arbitration of the American Arbitration Association, and shall be conducted in English. The arbitration panel shall consist of three arbitrators. The parties shall each nominate an arbitrator within thirty (30) days of the notice submitting the dispute to arbitration and the nominated arbitrators shall agree on the third arbitrator within thirty (30) days after the both of them have been nominated.

     10.3. The parties agree that the award of the arbitration shall be the sole and exclusive remedy between the parties regarding any claims, counterclaims, issues or accounting presented or pled to the arbitrators; that the award must be consistent with terms and conditions of this Agreement; that it shall be made and shall be payable in accordance with the award in US Dollars free of any tax, deduction or offset; and that any costs, fees or taxes incident to enforcing the award shall, to the maximum extent permitted by law, be charged against the party resisting such enforcement.

     10.4. This Agreement shall be deemed to have been entered into and shall be construed and interpreted in accordance with the laws of Texas regardless of conflict of laws rules.

                                   ARTICLE XI
                                     NOTICES

     All notices required to be made under this Agreement shall be effective upon receipt, delivered in person, by registered mail or sent by telecopy transmission to the following persons:

If to SDT:                                 If to Customer:
         President                                SunStyle International Holidays
         SDT                                      City Center, Suite 303N
         MD 4462                                  100 Second Avenue South
         P.O. Box 619616                          St. Petersburg, FL 33701-4301
         DFW Airport, TX 75261-9616
         Telecopy No: (817)967-9763

                                  ARTICLE XII
                                NON-SOLICITATION

     Customer shall not solicit for employment or otherwise retain the services of the employees or contractors of SDT from the execution of this Agreement and for a period of two (2) years thereafter.

                                  ARTICLE XIII
                                  FORCE MAJEURE

     Except for the obligations to make payments hereunder, each party shall be relieved of the obligations hereunder to the extent that performance is delayed or prevented by any cause beyond its reasonable control, including without limitation, acts of God, public enemies, war, civil disorder, fire, flood, explosion, labor disputes or strikes or any acts or orders of any governmental authority.

                                   ARTICLE XIV
                                    INDEMNITY

     14.1. SDT will defend, at its expense, any action brought against Customer, to the extent that such action is based on a claim of direct infringement of any duly issued United States patent, or infringement of any copyright established in the United States resulting from the use by Customer, of the Software as Delivered ("Infringement"). SDT shall pay all damages and costs finally awarded against Customer which are attributable to such Infringement, provided that SDT is promptly informed in writing and furnished a copy of each communication, notice or other action relating to the alleged Infringement and is given authority, information and assistance necessary to defend or settle such claim.

     14.2. Should the Software as Delivered by SDT hereunder become, or in SDT's opinion be likely to become the subject of a claim of Infringement, then SDT may, at its option and expense; (a) procure for Customer the right to use the Software free of any liability for Infringement; (b) replace the Software with a non-Infringing substitute otherwise complying substantially with all the requirements of this Agreement, or (c) repurchase the Infringing Software for its depreciated value, and thereby be released from all liabilities with respect thereto under this Article XIV.

     14.3. If any action is brought against SDT based on a claim that (a) documentation written by Customer or any data or information added to the Software by Customer or by any other person or entity at Customer's request; (b) Software used in combination with or in addition to equipment or computer programs not licensed or developed by SDT; or (c) any breach of this Agreement by Customer; constitutes an Infringement, then the indemnity obligation stated in this Article XIV with respect to SDT shall reciprocally apply to Customer.

     14.4. Except as expressly provided for in this Article XIV, Customer shall defend, indemnify and hold harmless SDT from any and all claims or causes of action arising out of Customer's use of the Software, and pay any and all damages and expenses (including reasonable attorneys fees incurred by SDT) in connection therewith, regardless of the circumstances of the claim or damage, including those circumstances arising out of SDT's negligence.

                                   ARTICLE XV
                                  MISCELLANEOUS

     This Agreement and the Exhibits hereto constitute the full and complete agreement and supersedes all prior agreements, oral or written, of the parties with respect to the subject matter hereof, and may be modified only by a written agreement signed by an officer of both parties. In the event any provision of this Agreement is held to be invalid or unenforceable, such provision shall be deemed modified to the extent necessary to become valid and enforceable. Any rights and obligations which expressly or by their nature are intended to survive termination of this Agreement, including without limitation, Articles V-X, XII, XIV, and XV shall so survive and bind the parties, their successors and assigns. Each party represents and warrants that it has full authority to enter into this Agreement and acknowledges that this Agreement is binding upon itself and permitted successors and assigns.

SUNSTYLE INTERNATIONAL              THE SABRE GROUP, INC.
HOLIDAYS

By: /s/ D.G. BRANDANO                  By: /s/ THOMAS M. COOK
    -----------------------------          ------------------------------------
Name: /S/ D.G. BRANDANO                        Thomas M. Cook, President
Title: VICE PRESIDENT                          SABRE Decision Technologies
Date: APRIL 26, 1997                   Date: MAY 7, 1997

                                    EXHIBIT A
                                  FUNCTIONALITY

TOURSCAPE FUNCTIONAL DESCRIPTION

There are five basic modules: System Administration, Sales and Marketing, Operations, Accounting, and Reservations.

A.       SYSTEM ADMINISTRATION
         ENTITY
         This record contains information regarding the accounting office taxing entity of the tour operator.

         OFFICE BUSINESS DAYS
         The office business days function defines the office schedule.

         OFFICE MASTER
         The office master record contains address, phone number and general operational restrictions of the tour operator.

         PRODUCT LINE
         The product line record contains default deposit, final due dates amounts and booking requirements of the product. The default values in the product line record may be overridden at the tour package level.

         DESTINATION
         The destination function contains country codes, state codes and airport codes.

         SECURITY
         The security record defines workgroups and allows access to the tasks that are valid for each workgroup. The user profile defines each user, and validates the workgroups and tasks that are accessible.

         SYSTEM CONTROLS
         The booking function within the system control specifies to the operator how various functions are to be performed. For example, any system-wide messages that are to appear on the invoice are entered in this area.

         The general ledger function defines the structure of the general ledger codes and tells the system how to construct certain types of accounts, i.e., where is the company number, division locators, account or sub account number located.

         The control parameters set up the auto queue invoices from the booking, the booking request queue and the general ledger masks.

         SERVICE TYPES
         The service types defines the codes that represent the types of services provided by vendors.

B.       SALES AND MARKETING
         Each time a booking is filed, it is associated with an agency record. Bookings made directly with the customer are associated to an internal agency. The agency information includes agency header, and branch groups. Sales category commissions may be entered from the agency header or branch groups header menus.

         SALES CATEGORIES
         The system ships a sales category labeled "normal".

         RETAIL AGENCY COMMISSION
         The commission record of "normal" is edited to reflect your standard commission level.

         INTERNAL AGENT COMMISSION
         The system allows for a record that indicates the commission for internal sales agents.

         SALES REPRESENTATIVE
         If you have sales representatives, the codes that represent each sales representative need to be defined. Sales representatives may be assigned to each agency master record.

         AGENCY - BRANCH GROUPS
         Agency branch groups must be defined if you plan to do reporting for groups of agencies or if you pay override commissions to agencies based on their affiliation to each other.

         AGENCY - MASTER
         Enter agency codes into the system. If you plan to convert your agency codes to IATA codes, you may purchase the ARC tape and use the ARC load utility in system administration to load ARC numbers into TOURSCAPE.

         AGENCY - COMMISSION
         If an override commission is paid to an individual agency, you must create a commission record for that agency.

         BRANCH GROUP - COMMISSION
         If an override commission is paid to a group of agencies, establish a branch group code to represent these agencies, assign the branch group code to the appropriate agency records and create a branch group commission record. This eliminates the need to create an agency commission record for each agency associated to the branch group.

C.       OPERATIONS
         VENDOR
         The vendor record stores basic information for each vendor.

         VENDOR SERVICE
         The vendor service record contains information that is specific for each type of service offered by an established vendor.

         VENDOR SERVICE UNITS
         The vendor service unit associates valid service units to an established vendor service.

         VENDOR TRAVEL VOUCHER TEXT
         If the text that is to appear on the travel vouchers is the same for all services offered by a vendor, it may be added to the vendor record, otherwise, it should be added at the vendor service level.

         NON-TRANSPORTATION CONTRACTS
         The non-transportation contract area is designed to store the costs, terms and conditions of a vendor contract. It also allows you to determine selling prices for all services. The system uses the information stored in this area to price services and to calculate deposit and final payment requirements both to the vendor and from the client.

         TRANSPORTATION CONTRACT
         The transportation contract area is designed to store the costs, terms and conditions of a vendor contract. The system uses the information stored to price services and to calculate required payments both to the vendor and from the client.

         INVENTORY
         If inventory is to be managed in the system, the inventory limits must be entered in this area.

         PRODUCT DISPLAY
         The product display area controls the format of how products are displayed in the reservation area of the system.

         DOCUMENT PRINTING
         The printing area allows for the ability to print invoices and travel vouchers.

D.       ACCOUNTING
         The system contains functions to automate the following accounting processes:

         General Ledger Code Format                  Bank Accounts
         Currency Conversion                         Form of Payment Overhead
         General Ledger Chart of Accounts            Cash Receipts
         Beginning General Ledger Balances           Accounts Payable
         Cash Disbursements                          Sales Journal
         Reports

E.       RESERVATIONS
         The reservation and booking process includes:

         PACKAGE
         The package area enables the user to display a product and its associated services.

         AVAILABILITY
         The availability area displays the services which were selected from the package screen and the available services are priced from this screen.

         ITINERARY
         The itinerary area contains the booking agent information, deposit, final payment and financial information related to the booking. It also displays the list of all services associated with the booking.

         CLIENTS
         The client area is used to enter the names of clients, modify names, add addresses and phone information, cancel services or the entire booking and assign and unassign clients to specific services.

         SUMMARY
         The summary displays financial information for categories of services associated to the booking.

                                    EXHIBIT B
                                 STANDARD RATES

                JOB TITLE                          1997 RATE (USD/HR.)
         Technical Writer                                       US$ 88
         Consultant                                             US$120
         Senior Consultant                                      US$156
         Principal                                              US$193
         Senior Principal                                     - US$239
         Vice President                                         US$468

Such rates are subject to modification each calendar year.